Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT

AMENDMENT made as of December 15, 2011 to the Employment Agreement dated as of January         , 2011 between Morton’s Restaurant Group, Inc. (the “Company”) and                      (the “Executive”) (each a “Party,” and collectively, the “Parties”).

WHEREAS, the Parties desire to amend the Employment Agreement as set forth herein;

NOW, THEREFORE, effective as of the date hereof:

1. Section 5.2 shall be amended and the following provision shall be added as follows:

(e) notwithstanding Section 4.2 of this Agreement, the Bonus earned but unpaid as of the termination date for any previously completed fiscal year of the Company (based on the achievement of the performance targets established by the Board and the Company’s Compensation Committee with respect to such previously completed fiscal year; provided that, for fiscal year 2011, such Bonus shall be calculated as follows: (i) if the Company achieved Consolidated EBITDA of $29,081,250, including the Company’s bonus accrual of $1,378,869, or higher, 100% of the Bonus shall be paid, (ii) if the Company achieved Consolidated EBITDA of between $29,081,250 and $27,702,381 (the “Minimum Consolidated EBITDA Target”), including the Company’s bonus accrual of $1,378,869, then the bonus accrual of the Company and the bonus payout to all eligible employees of the Company shall be reduced so that the Consolidated EBITDA equals $29,081,250 (e.g., if Consolidated EBITDA is $28,081,250, including the Company’s bonus accrual of $1,378,869, then the Company’s bonus accrual and the bonus payout shall be reduced by $1 million and the remaining $378,869 of the Company’s bonus accrual shall be distributed pro rata to the Company’s eligible employees) and (iii) if Consolidated EBITDA is less than the Minimum Consolidated EBITDA Target, then no Bonus shall be payable for fiscal year 2011. “Consolidated EBITDA” shall be calculated in a manner consistent with the manner in which Consolidated EBITDA has been calculated and presented by the Company management to the Company’s Board of Directors in prior fiscal years for purposes of determining bonus entitlement and incorporating the same methodology for including or excluding adjustments as is consistent with prior fiscal years. The payment of such Bonus under this Section 5.2(e) shall be payable to the Executive within thirty (30) days following the Company’s receipt of the Company’s audited financial statements for such fiscal year, but in no event earlier than sixty (60) days following the Executive’s termination of employment and no later than June 30 of the fiscal year following the fiscal year in which the Bonus was earned.

2. Except as set forth in this Amendment, all of the other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

MORTON’S RESTAURANT GROUP, INC.

By:
Name:
Title:

EXECUTIVE

By:
Name:
Title:

Signature Page